     As Filed with the Securities and Exchange Commission on July 1, 1999
                                                      Registration No. 333-61889
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549
                                 ____________

                       POST EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             CALLAWAY GOLF COMPANY
            (Exact name of Registrant as specified in its charter)

                             2285 Rutherford Road
                        Carlsbad, California 92008-8815
                   (Address of principal executive offices)

                   Delaware                              95-3797580
        (State or other jurisdiction of                (IRS Employer
        incorporation or organization)               Identification No.)

                       1995 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 _____________

                                  Ely Callaway
                     President and Chief Executive Officer
                              2285 Rutherford Road
                        Carlsbad, California 92008-8815
                                 (760) 931-1771
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                 _____________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                  Proposed                Proposed
                                                  Maximum                 Maximum
     Title of              Amount                  Offering               Aggregate              Amount of
    Securities               to be                 Price Per               Offering             Registration
 to be Registered        Registered (1)            Share (2)               Price (2)                Fee
--------------------------------------------------------------------------------------------------------------
  Common Stock,
  $.01 par value
--------------------------------------------------------------------------------------------------------------
Newly Reserved             400,000                 $ 13.38                $  5,352,000          $  1,488
 Under 1995
 Employee Stock
 Incentive Plan
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall cover, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under such plan as a result of adjustment provisions thereunder.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of Callaway Golf Company Common Stock as reported on June 28, 1999 on the New York Stock Exchange, in respect of options to be granted under the plan.

================================================================================

                                  INTRODUCTION
                                  ------------

     This Registration Statement on Form S-8 is filed by Callaway Golf Company (the "Company") relating to 400,000 additional shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to employees of the Company under the Callaway Golf Company 1995 Employee Stock Incentive Plan.

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS
                     --------------------------------------

ITEM 1.  PLAN INFORMATION

     The Registrant will send or give the documents containing information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Registrant will send or give the documents containing information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the latest fiscal year covered by the Annual Report referred to in (a) above;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-53732), including any amendment or report filed for the purpose of updating such description;

     (d) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A on June 27, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Seema L. Nene, Esq., who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an employee of the Company.

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------

4.1 Certificate of Incorporation of the Company (filed as an exhibit to the Company's Current Report on Form 8-K filed on July 1, 1999, and incorporated herein by this reference)

4.2 Bylaws of the Company (filed as an exhibit to the Company's Current Report on Form 8-K filed on July 1, 1999 and incorporated herein by this reference)

4.3 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995 (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by this reference)

4.4 Dividend Reinvestment and Stock Purchase Plan (filed as the Prospectus in the Company's Registration Statement on Form S-3 (No. 33-77024), and incorporated herein by this reference)

4.7 Callaway Golf Company 1995 Employee Stock Incentive Plan (as amended and restated February 16, 1999)

5 Opinion of Seema L. Nene, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered

23.1         Consent of Independent Accountants

23.2         Consent of Seema L. Nene, Esq. (contained in Exhibit 5 hereto)

24           Power of Attorney (contained in signature page hereto)

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 1, 1999.

                                   CALLAWAY GOLF COMPANY

                                   By:   /s/ ELY CALLAWAY
                                         ----------------------------------
                                         Ely Callaway
                                         Chairman, President and
                                         Chief Executive Officer

                                   By:   /s/ DAVID A. RANE
                                         ----------------------------------
                                         David A. Rane
                                         Executive Vice President,
                                         Administration and Planning, and
                                         Chief Financial Officer


                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints DAVID A. RANE AND STEVEN C. McCRACKEN his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                        Title                   Date
          ---------                        -----                   ----
Principal Executive Officer
 and Director:

/s/ ELY CALLAWAY                  Chairman, President and      July 1, 1999
-----------------------------

Ely Callaway                      Chief Executive Officer

Principal Financial and
Accounting Officer:

/s/ DAVID A. RANE                Executive Vice President,     July 1, 1999
-----------------------------
David A. Rane                   Administration and Planning,
                                and Chief Financial Officer
Other Directors:

 /s/ WILLIAM C. BAKER                     Director             July 1, 1999
-----------------------------
William C. Baker

 /s/ VERNON E. JORDAN, JR.                Director             July 1, 1999
-----------------------------
Vernon E. Jordan, Jr.

 /s/ YOTARO KOBAYASHI                     Director             July 1, 1999
-----------------------------
Yotaro Kobayashi

 /s/ BRUCE A. PARKER             Director, Senior Executive    July 1, 1999
-----------------------------
Bruce A. Parker                  Vice President, U.S. Sales
                                     and Chief Merchant

 /s/ AULANA L. PETERS                     Director             July 1, 1999
-----------------------------
Aulana L. Peters

 /s/ FREDERICK R. PORT              Director and Senior        July 1, 1999
-----------------------------
Frederick R. Port                Executive Vice President,
                                    International Sales

 /s/ RICHARD L. ROSENFIELD                Director             July 1, 1999
-----------------------------
Richard L. Rosenfield

 /s/ WILLIAM A. SCHREYER                  Director             July 1, 1999
-----------------------------
William A. Schreyer

 /s/ CHARLES J. YASH                Director and Senior        July 1, 1999
-----------------------------
Charles J. Yash                  Executive Vice President,
                                         Golf Balls

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.  Description
-----------  -----------

4.1 Certificate of Incorporation of the Company (filed as an exhibit to the Company's Current Report on Form 8-K filed on July 1, 1999, and incorporated herein by this reference)

4.2 Bylaws of the Company (filed as an exhibit to the Company's current Report on Form 8-K filed on July 1, 1999 and incorporated herein by this reference)

4.3 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995 (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by this reference)

4.4 Dividend Reinvestment and Stock Purchase Plan (filed as the Prospectus in the Company's Registration Statement on Form S-3 (No. 33-77024), and incorporated herein by this reference)

4.7 Callaway Golf Company 1995 Employee Stock Incentive Plan (as amended and restated February 16, 1999)

5 Opinion of Seema L. Nene, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered

23.1         Consent of Independent Accountants

23.2         Consent of Seema L. Nene, Esq. (contained in Exhibit 5 hereto)

24           Power of Attorney (contained in signature page hereto)